UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                          PRE-PAID LEGAL SERVICES, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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          _____________________.


     (2)  Aggregate   number  of  securities  to  which   transaction   applies:
          ______________________.

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          pursuant to Exchange Act Rule  0-11(set  forth the amount on which the
          filing  fee  is   calculated   and  state  how  it  was   determined):
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (4)  Date Filed: ___________________________.






                          PRE-PAID LEGAL SERVICES, INC.
                                One Pre-Paid Way
                               Ada, Oklahoma 74820

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF SHARES OF COMMON STOCK:

     Our Annual Meeting of Shareholders will be held in the Liberty Auditorium at our corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Wednesday, May 17, 2006, at 1:00 p.m., local time, for the following purposes:

     (1)  To elect two members to our Board of Directors;

     (2) To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm;

     (3) To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.


     The Annual Meeting may be recessed from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the bylaws.

     Shareholders of record of Common Stock at the close of business on March 24, 2006 are entitled to notice of, and to vote on all matters at, the Annual Meeting. A list of all shareholders will be available for inspection at the Annual Meeting and, during normal business hours the ten days prior thereto, at our offices, One Pre-Paid Way, Ada, Oklahoma.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             Kathy Pinson, Secretary

Ada, Oklahoma
April 7, 2006

Please vote by telephone or by using the Internet as instructed on the enclosed Proxy Card or complete, sign and date the enclosed Proxy Card and return it promptly in the envelope enclosed for that purpose. You may nevertheless vote in person if you do attend the meeting.





                          PRE-PAID LEGAL SERVICES, INC.

                                 PROXY STATEMENT

                       2006 Annual Meeting of Shareholders


                                TABLE OF CONTENTS

                                Description Page
Questions And Answers About This Proxy Material And Voting
     When and where is the Annual Meeting?
     Why am I receiving these materials?
     Who can vote at the Annual Meeting?
     What am I voting on?
     How do I vote?
     How many votes do I have?
     What if I return a proxy card but do not make specific choices?
     Who is paying for this proxy solicitation?
     What does it mean if I receive more than one proxy card?
     Can I change my vote after submitting my proxy?
     How are votes counted?
     How many votes are needed to approve each proposal?
     What is the quorum requirement?
     How can I find out the results of the voting at the Annual Meeting? Proposal One - Election of Directors
Proposal Two - Ratification of Selection of Independent Registered Public
  Accounting Firm
Audit Committee Report
Executive Compensation and Other Information
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Compliance with Section 16 Reporting Requirements
Independent Registered Public Accounting Firm
Annual Report to Shareholders
Availability of Annual Report on Form 10-K
Proposals of Shareholders and Nominations
Other Matters







                                 PROXY STATEMENT
                          PRE-PAID LEGAL SERVICES, INC.
                                One Pre-Paid Way
                               Ada, Oklahoma 74820

                       2006 ANNUAL MEETING OF SHAREHOLDERS


           QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

When and where is the Annual Meeting?
Our 2006 Annual Meeting of Shareholders ("Annual Meeting") will be held in the Liberty Auditorium at our corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Wednesday, May 17, 2006, at 1:00 p.m., local time.

Why am I receiving these materials?
We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 7, 2006 to all shareholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?
The record date for determining shareholders entitled to notice of the Annual Meeting and to vote has been established as the close of business on March 24, 2006. On that date, we had 15,047,228 shares of Common Stock, par value $.01 per share, outstanding and eligible to vote, exclusive of treasury stock.

Shareholder of Record: Shares Registered in Your Name
If on March 24, 2006 your shares were registered directly in your name with our transfer agent, UMB Bank, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 24, 2006 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are two matters scheduled for a vote:

     *    Election of two (2) directors;

     * Ratification of Grant Thornton LLP as our independent registered public accounting firm

How do I vote?
You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

     * To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

     * To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

     * To vote over the telephone, dial toll-free 1-888-693-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 5:00 p.m. on May 16, 2006 to be counted.

     * To vote on the Internet, go to http://www.cesvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 5:00 p.m. on May 16, 2006 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.


 -----------------------------------------------------------------------------
 |We provide Internet proxy voting to allow you to vote your shares on-line,| |with procedures designed to ensure the authenticity and correctness of| |your proxy vote instructions. However, please be aware that you must bear| |any costs associated with your Internet access, such as usage charges from|
 |Internet access providers and telephone companies.                         |
 -----------------------------------------------------------------------------

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 24, 2006.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of both nominees for director, and "For" the ratification of Grant Thornton LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

     * You may submit another properly completed proxy card with a later date;

     * You may send a written notice that you are revoking your proxy to PRE-PAID LEGAL SERVICES, INC., One Pre-Paid Way, Ada, Oklahoma 74820,
          Attention: Kathy Pinson, Secretary.

     * You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" for election of directors and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.

How many votes are needed to approve each proposal?
Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting.

For the ratification of Grant Thornton LLP as our independent registered public accounting firm, Proposal No. 2 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. On the record date, there were 15,047,228 outstanding and entitled to vote. Therefore, 7,523,615 must be represented by shareholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Our Board of Directors currently consists of six members and is divided into three classes equal in size, with the term of office of one class expiring each year. Based on the recommendation of the Nominating Committee, the Board of Directors has nominated and proposes that John W. Hail and Thomas W. Smith, whose terms as directors expire as of the Annual Meeting of Shareholders for 2006, be re-elected for three-year terms as directors.

     The election of a director requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. All proxies received by our Board of Directors will be voted, in the absence of instructions to the contrary, FOR the re-election of John W. Hail and Thomas W. Smith to the Board of Directors.

     Should the nominees for election to the Board of Directors be unable to serve for any reason, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees in which event all proxies received without instructions will be voted for the election of such substitute nominees. However, to the best knowledge of our Board of Directors, the named nominees will serve if elected.

         The following is certain information about each of our directors:
                                                                                     Existing
                Name                          Age            Director Since        Term Expires
-----------------------------              --------          --------------        ------------
John W. Hail                                  75                  1998                 2006
Thomas W. Smith                               77                  2004                 2006
Peter K. Grunebaum                            71                  1980                 2007
Orland G. Aldridge                            67                  2004                 2007
Harland C. Stonecipher                        67                  1976                 2008
Martin H. Belsky                              61                  1998                 2008

John W. Hail
     John W. Hail is the founder of AMS Health Sciences, Inc. (formerly Advantage Marketing Systems, Inc.) ("AMS") and served as Chief Executive Officer and Chairman of the Board of Directors of AMS since its inception in June 1988 until February 12, 2006. AMS sells more than 60 natural nutritional supplements, weight management products, and natural skincare products. From July 1986 through May 1988, Mr. Hail served as our Executive Vice President, Director and Agency Director and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was our exclusive marketing agent from April 1984 through September 1985. Mr. Hail also serves as a director of InPlay Technologies, Inc. (NASDAQ: NPLA) (formerly Duraswitch Industries, Inc.)

Thomas W. Smith
     Mr. Smith is our largest outside shareholder and is the managing partner of Prescott Investors, Inc, a private investment firm he founded in 1973. He currently serves as a director of SEI Investments Company (NASDAQ-NMS: SEIC).

Peter K. Grunebaum
     Mr. Grunebaum, currently an independent investment banker and corporate consultant, was the Managing Director of Fortrend International, an investment firm headquartered in New York, New York, a position he held from 1989 until the end of 2003. Mr. Grunebaum also serves as a director of StoneMor GP, LLC the general partner of StoneMor Partners LP (NASDAQ: STON).

Orland G. Aldridge
     Mr. Aldridge retired as a professor from Northeastern Oklahoma A & M College in Miami, Oklahoma in 2002 where he had been an instructor since 1999 and has been and remains an independent insurance agent. He has served as a director of our wholly-owned subsidiary, Pre-Paid Legal Casualty, Inc. since 1991.

Harland C. Stonecipher
     Mr. Stonecipher has been the Chairman of our Board of Directors since its organization in 1976 and served as Chief Executive Officer until March 1996 and since February 1997. Mr. Stonecipher also served as our President at various times through January 1995 and since December 2002. Mr. Stonecipher also serves as an executive officer of several of our subsidiaries and served as a director of AMS Health Sciences, Inc. until December 5, 2005.

Martin H. Belsky
     Mr. Belsky, currently Professor of Law at the University of Tulsa College of Law, teaches courses in constitutional law, ethics, international law, and oceans policy. Previously, Mr. Belsky was Dean and Professor of Law at Albany Law School from 1986 to 1995 and Dean of the University of Tulsa College of Law from 1995 to 2004.


Board Meetings and Committees

     The Board of Directors held four meetings during 2005 and acted by unanimous consent ten times. During such year all directors listed above attended at least 75% of the meetings of the full Board and the committees on which they served.

     The  Board  of  Directors  has  established  an Audit  Committee  currently consisting of Messrs. Aldridge, Belsky and Grunebaum. The Audit Committee selects, and oversees our relationship with, our independent registered public accounting firm and reviews with the independent registered public accounting firm the scope and results of the annual audit. The Audit Committee also reviews financial statements and reports including proxy statements, Forms 10-K and Forms 10-Q, reviews all significant financial reporting issues and practices and monitors internal control policies. The Audit Committee also establishes procedures for receipt, retention and treatment of complaints received by us
regarding   accounting,   internal   accounting  control  or  auditing  matters,
recommends and reviews our code of ethics and oversees our internal audit function. The Board of Directors has determined that each of the members of the Audit Committee meets the independence standards of the NYSE corporate governance rules and applicable Securities and Exchange Commission ("SEC") rules. The Audit Committee held eight meetings during 2005. The Board of Directors has determined that none of the members of the Audit Committee qualify as a "financial expert" as defined by the rules of the SEC, because none of the members meet the requisite qualifications for such designation.

     Additionally, the Board of Directors has established a nominating committee and a compensation committee. The nominating committee currently consists of Messrs. Belsky and Smith and is responsible for assisting the full Board of Directors in selecting individuals for service on the Board of Directors and evaluating their performance. The compensation committee currently consists of Messrs. Belsky and Smith and is responsible for establishing the compensation of our chief executive officer and assisting in evaluation of our compensation policies to assure our executive officers are compensated effectively in a manner consistent with our overall objectives. The compensation committee is also responsible for communicating our compensation policies and the reasoning behind such policies to shareholders. The Board of Directors has determined that the members of both of these committees meet the independence requirements of the corporate governance rules of the NYSE. Members of these committees are elected by the Board of Directors annually for one-year terms, or until their successors shall be duly elected and qualified. During 2005, the nominating committee met once and the compensation committee met twice and acted by unanimous consent four times.

Corporate Governance Guidelines and Communications with the Board

     We adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics in accordance with the rules of the NYSE in January 2004. The Code of Business Conduct and Ethics is applicable to all employees and directors, including our principal executive, financial and accounting officers. In addition, each of the committees of the board has a charter which has been approved by the Board. Copies of the Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters are available at our website, www.prepaidlegal.com. In addition, copies of these documents are available to any shareholder who requests them from our Secretary. We intend to disclose amendments to, or waivers from, our Code of Business Conduct and Ethics by posting to our website.

     Our Corporate Governance Guidelines requires that the non-management directors meet in executive session immediately following each meeting of the Board. The Guidelines provide that the Chairman of the Nominating Committee, currently Mr. Belsky, will preside over these meetings.

     The Board has adopted the independence criteria of the NYSE corporate governance rules to determine the independence of its directors. The Board determined that Messrs. Aldridge, Belsky, Grunebaum and Smith, who constitute a majority of the Board, are independent under these criteria.

     Our Corporate Governance Guidelines provide that any person, including any shareholder, desiring to communicate with, or make any concerns known to us, directors generally, non-management directors or an individual director only, may do so by submitting them in writing to our Quality Assurance Supervisor, One Pre-Paid Way, Ada, Oklahoma 74820, with information to identify the person submitting the communication or concern, including the name, address, telephone number and an e-mail address (if applicable), together with information indicating the relationship of such person to us. Our Quality Assurance Supervisor is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate addressee(s) for potential action or response. We will establish the authenticity of any communication or concern before forwarding. Under the Corporate Governance Guidelines, we are not obligated to investigate or forward any anonymous submissions from persons who are not our employees.

     We do not have a specific policy regarding board member's attendance at annual meetings of shareholders, although, as a general rule, all directors usually attend such meeting. At the 2005 annual meeting of shareholders, all directors attended the meeting except John W. Hail.


Compensation of Directors

     Directors who are also our employees receive no additional compensation for their services as directors. Effective January 1, 2005, non-employee directors receive $7,500 per quarter and $1,000 per board and committee meeting attended. The chairs of the compensation and nominating committees receive an additional $1,500 per meeting and the chair of the audit committee receives an additional $2,500 per meeting. Thomas W. Smith has waived the receipt of any director compensation in exchange for reimbursement of travel expenses.

     The Board of Directors recommends that the shareholders vote "FOR" the re-election of John W. Hail and Thomas W. Smith to the Board of Directors.





                                  PROPOSAL TWO

   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has directed us to submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and that of our shareholders.

     The Board of Directors recommends that the shareholders vote "FOR" the ratification of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2006.

                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During fiscal 2005, the Committee met eight times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO and independent auditors prior to public release.

In discharging its oversight  responsibility as to the audit process,  the Audit
Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of our internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2005, with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that our audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee intends to approve reappointment of the independent auditors for 2006.


       /s/ Peter K. Grunebaum                 /s/ Martin H. Belsky                 /s/ Orland G. Aldridge
------------------------------------  -------------------------------------- -------------------------------------
         Peter K. Grunebaum                   Martin H. Belsky                  Orland G. Aldridge
          Committee Member                   Committee Member                   Committee Chairman




Audit and Other Fees

     Grant Thornton served as our independent registered public accounting firm during 2005 and 2004. The aggregate fees billed by Grant Thornton for 2005 and 2004 for various services are set forth below:

                                                                    2005          2004
                                                                    ----          ----
Audit Fees..................................................     $  528,584    $  406,200
Audit Related Fees..........................................         18,500        26,750
Tax Fees....................................................              -         3,300
All Other Fees..............................................              -             -

     Fees for audit services include fees associated with the annual audit of us and our subsidiaries (including audit fees related to Section 404 of the Sarbanes-Oxley Act), the review of our quarterly reports on Form 10-Q and required statutory audits. Audit-related fees principally include audits in connection with our employee benefit plans, due diligence and accounting consultations. Tax fees include tax compliance, tax advice and tax planning related to Federal, state and international tax matters.

     The Audit Committee has considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining auditor independence and adopted in 2003 a policy that requires pre-approval of all audit and non-audit services. Such policy requires the Committee to approve services and fees in advance and requires documentation regarding the specific services to be performed. All 2005 audit and non-audit services fees were approved in advance in accordance with the Committee's policies.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers
     Our current executive officers are named below:

                     Name                   Age                                Position
        ----------------------            ------     -----------------------------------------------------------
        Harland C. Stonecipher              67       Chairman of the Board of Directors, Chief Executive Officer
                                                         and President
        Randy Harp                          50       Chief Operating Officer
        Kathleen S. Pinson                  53       Vice President of Regulatory Compliance and Secretary
        Steve Williamson                    45       Chief Financial Officer


     For description of the business background and other information concerning Mr. Stonecipher, see "Election of Directors" above. All executive officers serve at the discretion of the Board, subject to, in the case of Mr. Stonecipher, the terms of his employment agreement described below.

Randy Harp
     Mr. Harp was named Chief Financial Officer in March 1990 and served in that capacity until May 2000 and has served as Chief Operating Officer since March 1996. Mr. Harp served on the Board of Directors from March 1990 until May 2004 when he resigned from the Board of Directors as part of a corporate governance initiative required by the rules of the NYSE to have independent, outside directors comprise the majority of the Board. Mr. Harp is a Certified Public Accountant.

Kathleen S. Pinson
     Ms. Pinson was named our Controller in May 1989 and has been a Vice President of ours since June 1982. Ms. Pinson served on the Board of Directors from April 1990 until August 2002 when she resigned from the Board of Directors together with three other directors as part of a corporate governance initiative to have outside directors comprise the majority of the Board. Ms. Pinson has been employed by us since 1979 and currently serves as Vice President of Regulatory Compliance and Secretary. Ms. Pinson is a Certified Public Accountant.

Steve Williamson
     Mr. Williamson was named our Chief Financial Officer in May 2000. From April 1997 until his employment with us in March 2000, Mr. Williamson served as the Chief Financial Officer of Peripheral Enhancements, Inc., an electronic memory assembly company. Prior to April 1997, Mr. Williamson served as Director in Charge of Banking Practice for Horne & Company, a public accounting firm. Mr. Williamson is a Certified Public Accountant.

Significant Employee - Wilburn L. Smith
     Wilburn Smith has been active in our marketing division since 1980. He served as one of our directors from March 1993 to October 1995 and from April 1997 to December 2001, during which time he also served as our President. Mr. Smith currently serves as our National Marketing Director.

Executive Compensation

     The following table sets forth the compensation paid by us for services rendered during the years ended December 31, 2005, 2004 and 2003 to the chief executive officer and to each other person serving as one of our executive officers as of December 31, 2005 whose compensation exceeded $100,000 during 2005. Such individuals are referred to herein as the "named executive officers."

                                         Summary Compensation Table
                                                                          Long Term
                                            Annual Compensation(1)      Compensation
                                            ----------------------      ------------
                                                                         Securities
                                                                         Underlying          All Other
  Name and Principal Position      Year     Salary       Bonus (2)         Options        Compensation (3)
-------------------------------  --------   --------     ----------     ------------      ----------------
Harland C. Stonecipher.........    2005     $157,755     $1,905,046           -               $11,664
   Chairman of the Board,          2004      160,789      2,057,049           -                11,747
   Chief Executive Officer         2003      157,755      1,984,918           -                12,490
   and President

   Randy Harp..................    2005      229,474         89,337           -                 5,417
   Chief Operating Officer         2004      225,000         45,356           -                 5,233
                                   2003      229,327         11,835           -                 5,200

Kathleen S. Pinson.............    2005      132,838         49,350           -                 5,467
   VP of Regulatory Compliance     2004      131,010         27,704           -                 5,281
   and Secretary                   2003      139,422          6,575           -                 5,200

Steve Williamson...............    2005      129,515         47,376           -                 5,948
   Chief Financial Officer         2004      124,615         24,237           -                 5,746
                                   2003      126,923          6,312           -                 3,640

----------------
(1) Annual compensation amounts include amounts deferred at the election of the named individuals pursuant to a non-qualified deferred compensation plan which we adopted in 2002.

(2) Bonus to Mr. Stonecipher consists of override commissions earned by Mr. Stonecipher pursuant to an override commission agreement with us of $240,000 during each of 2005, 2004 and 2003, and override commissions earned by Mr. Stonecipher with respect to commissions earned by PPL Agency, Inc., an affiliated insurance agency, of $56,939, $55,479 and $57,422 during 2005, 2004 and 2003, respectively. Mr. Stonecipher also has received one-half of one percent of collected Membership fees subject to (in 2004 and 2005) certain levels of Membership fees being achieved. The 2005, 2004 and 2003 bonus amounts include $1,608,107, $1,761,570 and $1,687,496, respectively, of Membership fee bonus. See "Executive Compensation and Other Information-Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."

     Bonuses to Messrs. Harp and Williamson and Ms. Pinson consisted of bonuses based upon growth in our Membership base.

(3) All Other Compensation of Mr. Stonecipher includes $2,406, $2,804 and $3,130 for the years 2005, 2004 and 2003, respectively, relating to the time value of premiums paid pursuant to a certain split dollar life insurance agreement that provides for such premiums to be refunded to us upon Mr. Stonecipher's death, and also includes $9,258, $8,943 and $9,360 for the years 2005, 2004 and 2003 respectively, representing vested contributions by us to the Employee Stock Ownership and Thrift Plan and Trust (the "ESOP").

     All Other Compensation of Messrs. Harp and Williamson and Ms. Pinson consists of vested contributions by us to the ESOP.

Stock Options

     There have been no grants of stock options under our Stock Option Plan to any of the named executive officers since May 2002. The following table shows information about options exercised during the year and outstanding at the end of the year.





                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                            Number of Securities                 Value of
                                                           Underlying Unexercised         Unexercised In-the-Money
                                                                 Options at                     Options at
                                Shares                        December 31, 2005            December 31, 2005 (1)
                              Acquired      Value        ----------------------------    ----------------------------
           Name              on Exercise   Realized       Exercisable   Unexercisable    Exercisable   Unexercisable
---------------------------  -----------  ----------     ----------------------------    ----------------------------
Harland C. Stonecipher         100,000    $  299,750       200,000              -      $ 3,576,000     $        -
Randy Harp                      50,000       149,875       130,000              -        2,358,300              -
Kathleen S. Pinson               5,000        14,988        10,000              -          178,800              -
Steve Williamson                10,000        66,422        20,000              -          368,900              -

----------------------------
(1)  Value  of  unexercised   in-the-money  options  at  December  31,  2005  is
     calculated based on the market price per share of Common Stock of $38.21 per share on December 31, 2005 less the option exercise price.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

     We have an employment agreement with Mr. Stonecipher that commenced in January 1993 which was scheduled to expire on June 30, 2003, but it has been automatically extended to June 30, 2006 and will be automatically extended for successive one-year periods unless either party elects to terminate at least 30 days prior to the expiration date. Under the terms of the employment agreement, Mr. Stonecipher is to receive compensation as determined by the Board of Directors but not less than $157,755 per year. In addition to his annual salary, Mr. Stonecipher also is entitled to receive a supplemental retirement benefit in the amount of $26,000 per year payable on the first day of the month following his termination of employment and annually thereafter until the earlier of his death or the date upon which ten such payments have been made. Mr. Stonecipher must meet certain minimal conditions subsequent to the termination of his employment in order to receive such payments. Our obligation for supplemental retirement benefits pursuant to the employment agreement is subject to the continuation of a certain split dollar life insurance agreement between us and Shirley A. Stonecipher, Mr. Stonecipher's wife, described below. If we terminate the employment agreement for any reason (other than Mr. Stonecipher's death) or Mr. Stonecipher terminates the agreement for certain specified events including a change of control of us (as defined in the agreement), we are required to pay Mr. Stonecipher a lump sum payment equal to the present value (using a 3% discount rate) of the remaining salary and retirement benefits throughout the term of the agreement.

     Pursuant to a separate agreement with us, Mr. Stonecipher is also entitled to an override commission, payable monthly, in an amount equal to $.025 per active Membership as compensation for his efforts in assisting in our growth and development of new production. The agreement provides that the amount of the commissions shall in no event exceed $20,000 per month. The payment of such commissions to Mr. Stonecipher continues during his lifetime and after his death to his designated beneficiaries and their successors. The agreement requires that Mr. Stonecipher devote reasonable efforts to the generation of new Membership sales for us. The amounts paid to Mr. Stonecipher under this agreement during the fiscal year ended December 31, 2005 are reflected in the summary compensation table set forth above. Mr. Stonecipher also receives a portion of the annualized commission revenue of PPL Agency, Inc., which was owned by Mr. Stonecipher as a nominee for us prior to January 1, 2006. See "Certain Relationships and Related Transactions." Such amounts paid to Mr. Stonecipher are also reflected in the summary compensation table set forth above.

     Since August 2002, Mr. Stonecipher has received a bonus equal to one-half of one percent (.5%) of Membership fees collected. For 2004 and 2005, payment of this 0.5% bonus was conditioned on our meeting certain Membership revenue thresholds. During these periods, Mr. Stonecipher received a monthly bonus equal to 0.25% of monthly Membership fees so long as the month's Membership fees were at least 85% of the Membership fees for the same month of the prior year and a quarterly bonus equal to 0.25% of the quarter's Membership fees, so long as the quarter's Membership fees were greater than the Membership fees for the comparable quarter of the prior year. Such amounts earned by Mr. Stonecipher are reflected in the summary compensation table set forth above. Beginning in 2005, these Membership fee bonuses were reduced by $500,000 based in part on the fact that we now own an aircraft previously owned by Mr. Stonecipher.

     In July 1984, we entered into a life insurance arrangement with Shirley A. Stonecipher, Mr. Stonecipher's wife, whereby we agreed to pay premiums on a life insurance policy covering Mr. Stonecipher. The face amount of the policy is $600,000 and Mrs. Stonecipher is the owner and beneficiary. Mrs. Stonecipher has an agreement with us whereby upon Mr. Stonecipher's death, the proceeds of the policy will be paid to us in an amount sufficient to reimburse premiums paid to date by us and any supplemental retirement payments made pursuant to his employment contract. This agreement is secured by a collateral assignment of the policy proceeds.

     In November 2002, we adopted a deferred compensation plan, which permits executive officers and key employees to defer receipt of a portion of their compensation. Deferred amounts accrue hypothetical returns based upon investment options selected by the participant. We have amended the deferred compensation plan, effective January 1, 2005, to comply with new provisions of Section 409A of the Internal Revenue Code. Deferred amounts are paid in cash based on the value of the investment option and are generally payable following termination of employment in a lump sum or in installments as elected by the participant, but the plan provides for distributions in the event of total disability or death and distributions upon a change in control. The plan also provides for a death benefit of $500,000 for each participant that is a named executive officer or significant employee described above or an amount equal to the participant's annual salary for all other participants. Although the plan is unfunded and represents an unsecured liability of ours to the participants, we have purchased variable life insurance policies owned by us to insure the lives of the group of participants and to finance our obligations under the plan. As of December 31, 2005 and 2004, we had an aggregate deferred compensation liability of $3.9 million and $2.8 million, respectively, which is included in other non-current liabilities. As of December 31, 2005, we had deferred compensation liability of $2.7 million, $128,436, $42,886 and $28,384 for Mr. Stonecipher, Mr. Harp, Ms. Pinson and Mr. Williamson, respectively, included in our aggregate deferred compensation liability of $3.9 million. At December 31, 2005, the cash value of the underlying insurance policies owned by us was $3.7 million and was included in other assets.

Board of Director Interlocks and Insider Participation in Executive Compensation Decisions

     During 2005, we had a compensation committee composed entirely of independent directors as required by the governance rules of the NYSE. During 2005 these were Messrs. Belsky and Smith. Members of our compensation committee have never been officers or employees of ours or any subsidiary. None of our executive officers serves on the compensation committee of any entity that has one or more of such entity's executive officers serving on our Board.

Report On Executive Compensation

     The compensation committee is responsible for establishing compensation of Harland C. Stonecipher, our Chairman, Chief Executive Officer and President and for overseeing the compensation of our executive officers to assure they are compensated effectively in a manner consistent with our overall objectives and to communicate our compensation policies and the reasoning behind such policies to shareholders. The compensation committee met twice and acted by unanimous consent four times during 2005.

     The base salary of Mr. Stonecipher for 2005 was as provided in his employment agreement with us entered into in 1993. The principal terms of his employment agreement are described elsewhere herein. See "Executive Compensation and Other Information - Employment Contracts and Termination of Employment and Change-in-Control Arrangements." The level of base salary for Mr. Stonecipher in the employment agreement was determined through negotiations with Mr. Stonecipher at the time the employment agreement was entered into, and the base salaries of our other executive officers for 2005 were determined by Mr. Stonecipher based upon his assessment of the respective executive officer's performance and potential contribution to our financial and operational objectives and remained unchanged from the previous year.

     Pursuant to a separate agreement, Mr. Stonecipher receives a monthly override commission of $.025 per active Membership, subject to certain limitations, and a portion of the annualized commission revenue of PPL Agency, Inc., which was owned by Mr. Stonecipher as a nominee of ours until January 1, 2006, at which time we acquired ownership of PPL Agency, Inc. No consideration for the sale of PPL Agency, Inc. was paid to Mr. Stonecipher. During 2005, Mr. Stonecipher earned $296,939 pursuant to these commission-based incentive compensation arrangements. These arrangements foster the goals of our compensation policies by linking a significant portion of the chief executive officer's annual compensation to the level of revenues derived from active Memberships, thereby creating strong financial incentives to the chief executive officer for the continued growth of our Membership base. During 2005, new Membership sales increased 12% to 700,727 compared to 624,525 during 2004, our active Memberships in force increased 6% to 1,542,789 at December 31, 2005 compared to 1,451,700 Memberships in force at December 31, 2004. Additionally, active "add-on" Identity Theft Shield Memberships increased 62% from 283,889 at December 31, 2004 to 461,094 at December 31, 2005 and the average annual Membership fee increased more than 4% to $286.60 at December 31, 2005 from $274.02 at December 31, 2004. Further, total Membership fees in 2005 were $389.3 million, up 9.5% compared to 2004. Over the last five years, our compounded growth rate of active Membership fees has exceeded 12.9% per year and diluted earnings per share have grown from $1.26 per share to $2.29 per share for 2005.

     Beginning in August 2002, Mr. Stonecipher began receiving a bonus equal to one-half of one percent (.5%) of Membership premiums collected, which links his compensation with our realized Membership revenues. A change in this arrangement was made for 2005 and 2004 as described above to tie the compensation based on percentage of Membership fees to the achievement of specified thresholds of total Membership fees in 2005 and 2004 compared to Membership fees in the prior year. In 2005, these Membership fee bonuses were reduced by $500,000 based in part on the fact that we now own an aircraft previously owned by Mr. Stonecipher.

     We maintain a Stock Option Plan (the "Plan") pursuant to which the Board may grant options to purchase Common Stock to our directors and employees, including the executive officers. The exercise price of options granted under the Plan may not be less than the fair market value per share of Common Stock on the date of grant. The Board did not grant any options during 2003, 2004 or 2005 to our executive officers and does not currently expect to grant further options under the Plan.

     In 2002, we adopted a deferred compensation plan for our executive officers as described under "Executive Contracts and Termination of Employment and Change-in-Control Arrangements." This plan, which was amended effective January 1, 2005 as described above, is intended to supplement our existing tax-qualified retirement plans to provide the participants with improved long-term retirement security.

     Section 162(m) of the Internal Revenue Code provides that we may be limited in deducting annual compensation in excess of $1 million paid to certain executive officers. The Board of Directors has considered the effect of Section 162(m) on our compensation program. The deferred compensation plan was adopted in 2002 in part to be responsive to the limitations of Section 162, to permit the deferral of compensation that would not otherwise be deductible under
Section 162. In certain circumstances it may be in our shareholders' best interests to retain the flexibility to pay compensation that may not be deductible under Section 162.

     The preceding report is presented by the members of the compensation committee.

     /s/ Martin H. Belsky                /s/ Thomas W. Smith
   -------------------------           ------------------------
       Martin H. Belsky                    Thomas W. Smith
      Committee Chairman                  Committee Member



Shareholder Return Performance Graph

     The following graph compares the cumulative total shareholder returns of our Common Stock during the five years ended December 31, 2005 with the cumulative total shareholder returns of the Russell 2000 Index and the Hemscott, Inc. (formerly Media General) Personal Services industry index. The comparison assumes an investment of $100 on January 1, 2001 in each of our Common Stock, the Russell 2000 Index and Media Hemscott's Personal Services industry index and that any dividends were reinvested.


               Comparison of Cumulative Total Return of Our Stock,
                      Russell 2000 Index and Industry Index




                                         COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
                                     COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS


                              ------------------------ FISCAL YEAR ENDING ---------------------
COMPANY/INDEX/MARKET          12/29/2000 12/31/2001 12/31/2002 12/31/2003 12/31/2004 12/30/2005

PrePaid Legal Services, Inc.      100.00      85.88     102.75     102.43     149.26     154.40
Personal Services                 100.00     163.05     157.94     197.97     209.10     217.73
Russell 2000 Index                100.00     101.02      79.22     115.16     135.31     139.81






                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock by each person (other than our directors and executive officers) known by us to be the beneficial owner of more than five percent of the issued and outstanding Common Stock. Unless otherwise noted, the information is based on Schedules 13D or 13G filed by the applicable beneficial owner with the SEC or other information provided to us by the beneficial owner as of December 31, 2005, which is the date such beneficial owners were required to report their ownership to the SEC.

                 Security Ownership of Certain Beneficial Owners


                                                                         Beneficial Ownership
                                                                        ---------------------------
                                                                          Number          Percent
                                                                            of              of
               Name and Address of Beneficial Owner                       Shares           Class
               ------------------------------------                     --------------    ---------
Thomas W. Smith..................................................       3,913,288  (1)    25.4 (1)
Scott Vassalluzzo................................................       2,707,537  (1)    17.6 (1)
Idoya Partners...................................................       1,321,456  (1)     8.6 (1)
Prescott Associates..............................................       1,194,675  (1)     7.8 (1)
Goldman Sachs Asset Management, L.P..............................       1,086,794  (2)     7.0 (2)
Robert S. Pitts, Jr..............................................         779,989  (3)     5.0 (3)

---------------------
(1) Included in the shares of Common Stock indicated as beneficially owned by Thomas W. Smith ("Smith") and Scott Vassalluzzo ("Vassalluzzo") are 2,687,437 shares as to which they have shared voting and shared dispositive power. In addition, Smith beneficially owns 1,225,851 shares of Common Stock as to which he has sole voting and dispositive power and Vassalluzzo beneficially owns 20,100 shares of Common Stock as to which he has sole voting and dispositive power. Of the shares indicated as beneficially owned by Smith and Vassalluzzo, 3,005,788 and 2,698,437 shares in the aggregate, respectively, are beneficially owned in their capacities as investment managers for certain managed accounts, which include the shares indicated as beneficially owned by Idoya Partners and Prescott Associates. The address of Smith, Vassalluzzo, Idoya and Prescott is 323 Railroad Avenue, Greenwich CT 06830. Information is as of March 8, 2006.

(2) Included in the shares of Common Stock indicated as beneficially owned by Goldman Sachs Asset Management, L.P. ("Goldman") in their capacity as investment advisors are 671,831 shares as to which they have sole voting and dispositive power. The address of Goldman is 32 Old Slip, New York, NY 10005. Information is as of December 31, 2005.

(3)  Included in the shares of Common Stock indicated as  beneficially  owned by
     Robert S. Pitts, Jr. ("Pitts") are 642,269 shares beneficially owned by Steadfast Capital Management LLC, a Delaware limited liability company (the "Investment Manager"), 137,720 shares beneficially owned by Steadfast Advisors LLC, a Delaware limited liability company (the "Managing General Partner"), 137,720 shares beneficially owned by Steadfast Capital, L.P., a Delaware limited partnership ("Steadfast Capital"), 273,264 shares beneficially owned by American Steadfast, L.P., a Delaware limited partnership ("American Steadfast") and 369,005 shares beneficially owned by Steadfast International Ltd., a Cayman Island exempted company (the "Offshore Fund"). The Investment Manager and Mr. Pitts have shared voting and shared dispositive power for 642,269 shares of Common Stock. Steadfast Capital has shared voting and shared dispositive power with the Managing General Partner and Mr. Pitts for 137,720 shares of Common Stock held by the Steadfast Capital. American Steadfast has shared voting and shared dispositive power with the Investment Manager and Mr. Pitts for 273,264 shares of Common Stock held by American Steadfast. The Offshore Fund has shared voting and shared dispositive power with the Investment Manager and Mr. Pitts of 369,005 shares of Common Stock held by the Offshore Fund. The address of each of Pitts, the Investment Manger, the Managing General Partner, Steadfast Capital and American Steadfast is 767 Fifth Avenue, 6th Floor, New York, NY 10153. The address of the Offshore Fund is c/o Appleby Corporate Services (Cayman) Limited, P. O. Box 1350 GT, George Town, Grand Cayman, Cayman Islands. Information is as of December 31, 2005.



     The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock as of March 24, 2006 by (a) each of our directors (b) each of the named executive officers, and (c) all of our directors and named executive officers as a group.





          Security Ownership of Directors and Named Executive Officers

                                                                               Beneficial Ownership (1)
                                                                             ------------------------------
                                                                                Number of        Percent of
               Name of Director or Named Executive Officer                       Shares             Class
               -------------------------------------------                   ---------------    -----------
Harland C. Stonecipher, One Pre-Paid Way, Ada, Oklahoma 74820..........      1,241,876   (2)         8.1
Randy Harp.............................................................        177,423   (3)         1.2
Kathleen S. Pinson.....................................................         56,033   (4)          *
Steve Williamson.......................................................         13,144   (5)          *
Peter K. Grunebaum.....................................................         36,000   (6)          *
John W. Hail...........................................................         31,412   (7)          *
Martin H. Belsky.......................................................         10,350   (8)          *
Thomas W. Smith........................................................      3,913,288   (9)        26.0
Orland G. Aldridge.....................................................              -               -
All directors and executive officers as a group (9 persons)............      5,479,526   (10)       35.4

-----------------
* Less than 1%.

(1) Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentage of ownership for each person is calculated in accordance with rules of the SEC without regard to shares of Common Stock issuable upon exercise of outstanding stock options, except that any shares a person is deemed to own by having a right to acquire by exercise of an option are considered outstanding solely for purposes of calculating such person's percentage ownership.

(2) Included in the shares of Common Stock indicated as beneficially owned by Mr. Stonecipher are (i) 1,011,044 shares as to which he has shared voting and shared dispositive power with his wife; (ii) 20,832 shares owned under the ESOP as to which Mr. Stonecipher has sole voting power, but shared dispositive power; (iii) 200,000 shares issuable to Mr. Stonecipher upon exercise of outstanding options; and, (iv) 10,000 shares issuable upon exercise of outstanding options held by his wife earned during the time she was a member of the Board of Directors.

(3) Includes 18,528 shares owned under the ESOP as to which Mr. Harp has sole voting power, but shared dispositive power, and 130,000 shares issuable upon exercise of outstanding options.

(4) Includes 20,148 shares owned under the ESOP as to which Ms. Pinson has sole voting power, but shared dispositive power, and 10,000 shares issuable upon the exercise of outstanding options. Also, includes 3,936 shares owned under the ESOP by Ms. Pinson's husband, also one of our employees, as to which he has sole voting power, but shared dispositive power. Ms. Pinson disclaims beneficial ownership of shares that are owned by her husband.

(5) Includes 1,629 shares owned under the ESOP as to which Mr. Williamson has sole voting power, but shared dispositive power, 372 shares held in an individual retirement account and 10,000 shares issuable upon exercise of outstanding options.

(6)  Includes 26,000 shares issuable upon exercise of outstanding options.

(7) Includes 500 shares owned by a corporation that Mr. Hail controls and 30,000 shares issuable upon exercise of outstanding options.

(8)  Includes 10,000 shares issuable upon exercise of outstanding options.

(9)  See "Security Ownership of Certain Beneficial Owners" above.

(10) Includes 426,000 shares issuable upon exercise of outstanding options and 65,073 shares owned under the ESOP as to which the respective executive officers and directors have sole voting power, but shared dispositive power.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Through December 31, 2005, our Chairman, Harland C. Stonecipher, was the owner of PPL Agency, Inc. ("Agency"). Effective January 1, 2006 we acquired Agency from Mr. Stonecipher for no consideration, but prior to the acquisition we had agreed to indemnify and hold him harmless for any personal losses incurred as a result of his ownership of this corporation and any income earned by Agency accrued to us. We provide management and administrative services for Agency, for which we received specified management fees and expense reimbursements.

     Agency's financial position and results of operations are included in our financial statements on a combined basis after elimination of intercompany transactions. Agency earned commissions, net of amounts paid directly to its agents by the underwriter, during 2005 of $114,000 through its sales of insurance products of an unaffiliated company. Agency had net income of $16,000 for the year ended December 31, 2005 after incurring commissions earned by the Chairman of $56,939 and annual management fees paid to us of $36,000 for 2005.

     John W. Hail, one of our directors, served as our Executive Vice President, Director and Agency Director from July 1986 through May 1988 and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was our exclusive marketing agent from April 1984 through September 1985. Pursuant to agreements between Mr. Hail and us entered into during the period in which Mr. Hail was one of our executive officers, Mr. Hail receives override commissions from renewals of certain Memberships initially sold by us during such period. During 2005, 2004 and 2003, such override commissions on renewals totaled $75,000, $79,000 and $81,000, respectively. Mr. Hail also owns interests ranging from 12% to 100% in corporations not currently affiliated with us, including TVC Marketing, Inc., but which were engaged in the marketing of our legal service Memberships and which earn renewal commissions from Memberships previously sold. These entities earned renewal commissions of $551,000, $557,000 and $552,000 during 2005, 2004 and 2003, respectively, of which $314,000, $322,000 and
$300,000, respectively, was passed through as commissions to their sales agents.

     Our new office building contains two apartments, one for use by certain of our visitors and one for use by our Chairman and Chief Executive Officer, Harland C. Stonecipher and his wife, for his convenience as well as to entertain visitors using the visitor apartment. The full Board of Directors, with Mr.
Stonecipher abstaining, has approved the arrangements for the use of this apartment which require Mr. Stonecipher to pay rent to us at a rate of $1,000 per month, which exceeds the estimated fair market rental value based on an outside appraisal.

                COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. We are required to disclose delinquent filings of reports by such persons during 2005. Based on a review of the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that during 2005 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Grant Thornton served as our independent registered public accounting firm for the year ended December 31, 2005 and has been selected by our Audit Committee to continue in 2006. Representatives of Grant Thornton are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                          ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report to Shareholders for the year ended December 31, 2005, including audited financial statements, accompanies this Proxy Statement. The Annual Report is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC is available without charge to any of our shareholders who request a copy in writing from us, Attn.: Janice Stinson, Investor Relations, One Pre-Paid Way, Ada, Oklahoma 74820.

                    PROPOSALS OF SHAREHOLDERS AND NOMINATIONS

     The Board of Directors will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. Such proposals must comply with the applicable requirements of the SEC and our bylaws. Under our bylaws, a notice of intent of a shareholder to bring any matter before a meeting shall be made in writing and received by our Secretary not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by our Secretary not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. Every such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to bring up any matter; (b) a representation that the shareholder is a registered holder of our voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice; (c) with respect to notice of an intent to make a nomination, a description of all understandings among the shareholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by our Board of Directors; and
(d) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as one of our directors, if elected. All shareholder proposals should be sent to our Secretary at One Pre-Paid Way, Ada, Oklahoma 74820.

     A  shareholder   proposal  submitted  pursuant  to  Rule  14a-8  under  the
Securities Exchange Act of 1934 and intended to be included in our proxy statement relating to the 2007 Annual Meeting must be received no later than December 12, 2006. To be considered for presentation at the 2007 Annual Meeting, although not included in the Proxy Statement for such meeting, a proposal must be received within the time period set forth in our bylaws as described above. In addition, the proxy solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2007 Annual Meeting unless we are provided with notice of such proposal no later than ninety days prior to the date of the 2007 annual meeting.

     The nominating committee has a charter which is posted on our website at www.prepaidlegal.com. The nominating committee has not adopted a separate policy relating to nomination of directors by shareholders because the procedure for nomination is governed by our bylaws described above. The criteria for nomination of directors are set forth in the nominating committee charter and the charter does not address specific minimum qualifications or skills that a nominee or board member must have. The process used by the nominating committee for identifying and evaluating nominees for our board consists of reviewing qualifications of candidates suggested by management, other board members or shareholders, including personal interviews of the candidate. The specific requirements for nominees from shareholders provided by our bylaws described above are required to be followed. We have not previously received nominees from shareholders and, accordingly, are unable to determine whether the process for evaluation of shareholder nominees differs from the process for evaluation of other nominees.

                                  OTHER MATTERS

     Our Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of our Board of Directors.




Pre-Paid Legal Services, Inc.                                         ---------------------------------------------
c/o UMB Bank, n.a.                                                                  VOTE BY TELEPHONE
P.O. Box 419064                                                       ---------------------------------------------
Kansas City, MO 64141-6064                                            Have your proxy card  available when you call
-------------------------------                                       our Toll-Free  number  1-888-693-8683 using a
                                                                      touch-tone  telephone  and  follow the simple
                                                                      instructions to record your vote.
                                                                      ---------------------------------------------
                                                                                    VOTE BY INTERNET
                                                                      ---------------------------------------------
                                                                      Have  your  proxy  card  available  when  you
                                                                      access the website www.cesvote.com and follow
                                                                      the simple instructions to record  your vote.
                                                                      ---------------------------------------------
                                                                                      VOTE BY MAIL
                                                                      ---------------------------------------------
                                                                      Please  mark,  sign  and date your proxy card
                                                                      and return  it in  the  postage-paid envelope
                                                                      provided or return it to:  Proxy   Tabulator,
                                                                      P.O. Box 535450, Pittsburg, PA 15253.

 -------------------------------------     ----------------------------------     -----------------------------------
|         Vote by Telephone           |   |          Vote by Internet        |   |               Vote by Mail        |
|       Call Toll-Free using a        |   |       Access the Website and     |   |            Return your proxy      |
|       touch-tone telephone:         |   |           cast your vote:        |   |           in the postage-paid     |
|           1-888-693-8683            |   |           www.cesvote.com        |   |            envelope provided      |
 -------------------------------------     ----------------------------------     -----------------------------------

                                                  Vote 24 hours a day, 7 days a week.
                         If you vote by telephone or Internet, it is not necessary to return this proxy card.

                                        -------------------------------------
                                       |                                     |
                                       |->                                   |
                                        -------------------------------------

                                              Proxy card must be signed and dated below.
                                   ~/ Please fold and detach card at perforation before mailing. ~/
----------------------------------------------------------------------------------------------------------------------
                                           PRE-PAID LEGAL SERVICES, INC.
                               Proxy Solicited on Behalf of the Board of Directors
                    Annual Meeting of the Shareholders to be held on Wednesday, May 17, 2006

     The undersigned shareholder of Pre-Paid Legal Services, Inc., an Oklahoma corporation, hereby acknowledges receipt of the  Notice of Annual  Meeting of Shareholders and Proxy Statement,  each dated April 7, 2006, and  hereby  appoints
Randy  Harp  and  Kathleen  S.  Pinson,  or  either  of  them,  as  proxies  and attorneys-in-fact, with full  power to each of substitution, on behalf and in the name of the undersigned, to represent  the  undersigned at our  2006  Annual
Meeting of Shareholders,  to be held in the Liberty  Auditorium at our corporate offices located at One Pre-Paid Way in
Ada,  Oklahoma,  on  Wednesday,  May 17, 2006, at 1:00 p.m., local time, and at  any  adjournment  thereof, and to vote all shares of our Common  Stock  which the  undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                                                     DATED:                                                       ,2006
                                                            ----------------------------------------------------

                                                     ------------------------------------------------------------------
                                                     Printed Name(s) of Shareholder(s)

                                                     Signature(s)
                                                                 ------------------------------------------------------

                                                                 ------------------------------------------------------

                                                     (Please sign exactly as name appears on the proxy card. If  shares are  held  jointly,  only  one  holder  is required to sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If  a corporation, please sign in full corporate name by President or other authorized officer. If a partnership,  limited  liability  company or other  entity, please sign in the name of the entity by an authorized person.)


                            YOUR VOTE IS IMPORTANT

                If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Tabulator, P.O. Box
                535450, Pittsburg, PA 15253, so that your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.



                                   ~/ Please fold and detach card at perforationbefore mailing. ~/
-----------------------------------------------------------------------------------------------------------------------------------
PRE-PAID LEGAL SERVICES, INC.                                                                                 PROXY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY  DIRECTION IS INDICATED,
WILL BE VOTED "FOR" THE NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM
2. IF ANY OTHER  MATTERS ARE BROUGHT  BEFORE THE MEETING OR IF THE  NOMINEES FOR
ELECTION AS DIRECTORS NAMED IN THE PROXY STATEMENT FOR ELECTION AS DIRECTORS ARE
UNABLE TO SERVE OR FOR GOOD  CAUSE  WILL NOT  SERVE,  THE PROXY WILL BE VOTED IN
ACCORDANCE  WITH THE  RECOMMENDATIONS  OF THE BOARD ON SUCH  MATTERS OR FOR SUCH
SUBSTITUTE NOMINEES AS THE BOARD MAY RECOMMEND.

1.   Election of directors:

     |_| FOR all nominees listed below (except as indicated). |_| WITHHOLD AUTHORITY to vote for all nominees listed below.
         If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.
                           (01) John W. Hail                   (02) Thomas W. Smith

2. Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm.

     |_|  FOR                               |_| AGAINST                          |_| ABSTAIN
In their discretion, upon such matters as may properly come before the meetingr any adjournment or adjournments thereof.

                             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.






          APPENDIX TO PROXY STATEMENT OF PRE-PAID LEGAL SERVICES, INC.
               CONTAINING SUPPLEMENTAL INFORMATION REQUIRED TO BE
               PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

     The following is information required to be provided to the Securities and Exchange Commission in connection with our Definitive Proxy Materials in connection with our 2006 Annual Meeting of Shareholders. This information is not deemed to be a part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

1. We plan to mail the definitive Proxy Materials to our shareholders on or about April 7, 2006.